Exhibit 99.1

USA Technologies Announces Second Quarter Fiscal Year 2018 Results
Achieved Year-Over-Year Growth of 49% in Revenue
Signed 20 Existing Customers for Newly Acquired Logistics and Enterprise Software

MALVERN, Pa. – February 8, 2018 – USA Technologies, Inc. (NASDAQ:USAT) (“USAT”), a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market, today reported results for its second quarter ended December 31, 2017.

Second Quarter Financial Highlights:

☐	Revenue of $32.5 million, which reflects the acquisition of Cantaloupe Systems, Inc. (“Cantaloupe”) on November 9, 2017, increased 49% year-over-year, marking the 33rd consecutive quarter of growth

☐	On a pro-forma basis, as if the acquisition of Cantaloupe had occurred on July 1, 2016, revenue increased 26% year-over-year

☐	New net connections of 311,000, which include approximately 270,000 connections related to the acquisition of Cantaloupe and bring total connections over 900,000

☐	License and transaction fee revenue of $22.9 million, an increase of 37% year-over-year

☐	Operating loss of $(3.2) million

☐	Adjusted operating income (non-GAAP) of $0.6 million

☐
Net loss of $(12.5) million, or $(0.24) per share and includes a one-time charge of $9.1 million, or $0.17 per share, primarily related to the enactment of the U.S. Tax Cuts and Jobs Act as well as $3.4 million, or $0.06 per share, in one-time integration and acquisition related expenses

☐	Non-GAAP net income of $1.2 million, or $0.02 per share

☐	Adjusted EBITDA of $2.9 million, an increase of 68% year-over-year

☐	Ended the quarter with $15.4 million in cash

“We are very pleased with the significant progress we have made in integrating Cantaloupe into our organization,” said Stephen P. Herbert, USA Technologies’ Chairman and Chief Executive Officer.  “Our strong second quarter results were fueled by our ability to leverage our combined platform to provide a turnkey enterprise solution to our customers.  We are very encouraged by the early success that we achieved in cross selling our newly acquired cloud-based analytics software, with 20 customers having already signed agreements during the second quarter to adopt elements of our performance optimization software.  We remain focused on executing on our strategy to grow our market share and believe that our product offering and the unprecedented value proposition we can now offer prospective and existing customers positions us well for future growth.”

“We’re extremely pleased to report strong financial results for our first quarter as a combined company,” said Priyanka Singh, USA Technologies’ Chief Financial Officer.  “The integration with Cantaloupe is proceeding very well, and we believe that cost reduction actions we are implementing will result in cost savings of approximately $3 million on an annualized basis. Additionally, with our sales teams fully integrated, we are excited about additional cross selling opportunities ahead of us.”

Fiscal Year 2018 Outlook

USAT is raising its outlook for fiscal year 2018. For full fiscal year 2018, the company now expects revenue to be between $140 million to $145 million and adjusted EBITDA to be between $13.5 million to $14.5 million. USAT expects total connections to its service as of the end of the fiscal year to be in the 1.03 million to 1.07 million range.  USAT continues to expect the Cantaloupe transaction to be accretive in fiscal 2018, net of one-time transaction and integration expenses and any purchase accounting adjustments.

USA Technologies has not reconciled the company’s adjusted EBITDA outlook to GAAP net income (loss) due to the uncertainty and potential variability of the provision for (benefit from) income taxes, and integration and acquisition costs, each of which is a reconciling item between adjusted EBITDA and GAAP net income (loss). Because these items are uncertain, depend on various factors, cannot be reasonably predicted, and could have a significant impact on the calculation of GAAP net income (loss), USA Technologies has not provided guidance for GAAP net income (loss) or a reconciliation of the company’s adjusted EBITDA outlook to GAAP net income (loss). Accordingly, a GAAP net income (loss) outlook and a reconciliation of adjusted EBITDA outlook to GAAP net income (loss) is not available without unreasonable effort. For information regarding the reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Discussion of Non-GAAP Financial Measures" below and the reconciliation tables included in this press release under “Financial Schedules”.

Webcast and Conference Call

USA Technologies will host a conference call and webcast the event beginning at 8:30 a.m. Eastern Time today, February 8, 2018.

To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 5299336.

A live webcast of the conference call will be available at http://usat.client.shareholder.com/events.cfm.  Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  A telephone replay of the conference call will be available from 11:30 a.m. Eastern Time on February 8, 2018 until 11:30 a.m. Eastern Time on February 11, 2018 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 5299336.  An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies

USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. Through its recent acquisition of Cantaloupe, the company also offers logistics, dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management solutions. Cantaloupe is a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee services. USA Technologies and Cantaloupe have 85 United States and foreign patents in force; and have agreements with Verizon, Visa, Chase Paymentech and customers such as Compass, AMI Entertainment and others. For more information, please visit the website at www.usatech.com.

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP (Generally Accepted Accounting Principles). Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are set forth below in Financial Schedule E.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, adjusted operating income, non-GAAP net income (loss), and non-GAAP net income (loss) per share. The presentation of these additional financial measures is not intended to be considered in isolation from, superior to, as a substitute for, or as a measure of, the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT,  net cash provided/used by operating activities, profitability or net earnings. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below in Financial Schedule E the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income (loss) represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities, non-cash portions of the Company’s income tax benefit (provision), non-recurring fees and charges that were incurred in connection with the acquisition and integration of Cantaloupe during the current fiscal year and VendScreen, Inc. (“VendScreen”) during the prior fiscal year, and non-cash expenses for equity awards under our equity incentive plans. This is the first financial period for which we have adjusted for the non-cash expenses attributable to equity awards, and we intend to make such adjustments for future financial periods. Management believes that non-GAAP net income (loss) is an important measure of USAT’s business. Non-GAAP income (loss) per common share is calculated by dividing non-GAAP net income (loss) by the weighted average number of common shares outstanding. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as a useful metric for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current and future financial performance. Additionally, the Company utilizes non-GAAP net income (loss) as a metric in its executive officer and management incentive compensation plans.

As used herein, Adjusted EBITDA represents net loss before interest income, interest expense, income tax provision (benefit), depreciation, amortization, non-recurring fees and charges that were incurred in connection with the acquisition and integration of Cantaloupe during the current fiscal year and VendScreen during the prior fiscal year, change in fair value of warrant liabilities, and stock-based compensation expense. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash gain or charge that is not related to the Company’s operations. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of the Company. We have excluded the non-recurring costs and expenses incurred in connection with the acquisition of Cantaloupe during the current fiscal year and VendScreen during the prior fiscal year in order to allow more accurate comparison of the financial results to historical operations.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance. Additionally, the Company utilizes Adjusted EBITDA as a metric in its executive officer and management incentive compensation plans.

As used herein, adjusted operating income represents operating income before the non-recurring costs and expenses incurred in connection with the acquisition of Cantaloupe during the current fiscal year and VendScreen during the prior fiscal year, and the amortization expenses related to our acquisition-related intangibles.  We have excluded these non-recurring costs and expenses in order to allow more accurate comparison of the financial results to historical operations and we believe such a comparison is useful to investors as a measure of comparative operating performance. This is the first financial period for which we have adjusted for the amortization expenses related to our acquisition-related intangibles, and we intend to make such adjustments for future financial periods.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings or taxable income of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability of USAT to use available data to predict future market conditions, consumer behavior and any level of cashless usage; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing or violating the intellectual property  rights of others; the ability of the Company to sell to third party lenders all or a portion of our finance receivables; the ability of a sufficient number of our customers to utilize third party financing companies under our QuickStart program which would improve our net cash used by operating activities; whether USAT experiences material weaknesses in its internal controls over financial reporting in  future periods, which would result in USAT not being able to accurately or timely report its financial condition or results of operations; the effect that the integration  of Cantaloupe into USAT’s business will have on USAT’s forecasted revenues, connections,  or adjusted EBITDA for fiscal year 2018; the possibility that all or a portion of the expected benefits and efficiencies from the combined offering of the services of USAT and Cantaloupe, including increases in revenue, business efficiencies and competitiveness, and decrease in operational costs, will not be realized or would not be realized within the expected time period; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Financial Schedules:

A.	Statements of Operations for the 3 Months and 6 Months Ended
December 31, 2017 and December 31, 2016
B.	Five Quarter Select Key Performance Indicators
C.	Balance Sheets at December 31, 2017 and at June 30, 2017
D.	Statements of Cash Flows for the 6 Months Ended
December 31, 2017 and December 31, 2016
E.	Reconciliation of GAAP to Non-GAAP Financial Measures for the 3 and 6 Months Ended December 31, 2017 and December 31, 2016

(A)	Statements of Operations for the 3 Months and 6 Months Ended December 31, 2017 and December 31, 2016

	Three months ended December 31,			Six months ended December 31,
($ in thousands, except shares and per share data)	2017	2016	% Change	2017	2016	% Change
Revenues:
License and transaction fees	$22,853	$16,639	37.3%	$42,797	$33,004	29.7%
Equipment sales	9,653	5,117	88.6%	15,326	10,340	48.2%
Total revenues	32,506	21,756	49.4%	58,123	43,344	34.1%

Costs of sales/revenues:
Cost of services	14,362	11,389	26.1%	27,688	22,632	22.3%
Cost of equipment	8,943	4,033	121.7%	14,033	8,211	70.9%
Total costs of sales/revenues	23,305	15,422	51.1%	41,721	30,843	35.3%

Gross profit:
License and transaction gross profit	8,491	5,250	61.7%	15,109	10,372	45.7%
Equipment gross profit	710	1,084	(34.5%)	1,293	2,129	(39.3%)
Total gross profit	9,201	6,334	45.3%	16,402	12,501	31.2%

Gross margin (as a percentage):
License and transaction fees	37.2%	31.6%	5.6%	35.3%	31.4%	3.9%
Equipment sales	7.4%	21.2%	(13.8%)	8.4%	20.6%	(12.2%)
Total gross margin	28.3%	29.1%	(0.8%)	28.2%	28.8%	(0.6%)

Operating expenses:
Selling, general and administrative	8,329	5,785	44.0%	15,075	12,593	19.7%
Integration and acquisition costs	3,335	8	41587.5%	4,097	109	3658.7%
Depreciation and amortization	737	307	140.1%	982	515	90.7%
Total operating expenses	12,401	6,100	103.3%	20,154	13,217	52.5%

Operating (loss) income	(3,200)	234	(1467.5%)	(3,752)	(716)	424.0%

Other income (expense):
Interest income	251	200	25.5%	331	273	21.2%
Interest expense	(494)	(201)	145.8%	(703)	(413)	70.2%
Change in fair value of warrant liabilities	—	—	—	—	(1,490)	(100.0%)
Total other expense, net	(243)	(1)	24200.0%	(372)	(1,630)	(77.2%)

(Loss) income before income taxes	(3,443)	233	(1577.7%)	(4,124)	(2,346)	75.8%
(Provision) benefit for income taxes	(9,073)	—	100.0%	(8,605)	115	(7582.6%)

Net (loss) income	(12,516)	233	(5471.7%)	(12,729)	(2,231)	470.6%
Cumulative preferred dividends	—	—	—	(334)	(334)	—
Net (loss) income applicable to common shares	$(12,516)	$233	(5471.7%)	$(13,063)	$(2,565)	409.3%
Net (loss) income per common share:
Basic	$(0.24)	$0.01	(4252.0%)	$(0.26)	$(0.07)	302.4%
Diluted	$(0.24)	$0.01	(4295.4%)	$(0.26)	$(0.07)	302.4%
Weighted average number of common shares outstanding:
Basic	52,150,106	40,308,934	29.4%	49,861,735	39,398,469	26.6%
Diluted	52,150,106	40,730,712	28.0%	49,861,735	39,398,469	26.6%

(B)	Five Quarter Select Key Performance Indicators

	As of and for the three months ended
($ in thousand)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Connections:
Gross New connections	317,000	28,000	70,000	40,000	25,000
% from existing customer base	44%	82%	93%	88%	80%
Net New connections *	311,000	26,000	64,000	35,000	21,000
Total connections	905,000	594,000	568,000	504,000	469,000

Customers:
New customers added *	1,800	550	300	500	500
Total customers	15,050	13,250	12,700	12,400	11,900

Volumes:
Total number of transactions (millions)	144.8	121.1	114.8	104.9	100.1
Transaction volume (millions)	$272.7	$239.2	$225.6	$202.5	$191.5

Financing structure of new connections:
JumpStart	0.4%	4.1%	3.3%	8.6%	6.8%
QuickStart & All Others **	99.6%	95.9%	96.7%	91.4%	93.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

* Includes new net connections and new customers related to the acquisition of Cantaloupe of approximately 270,000 and 1,400, respectively.
*Includes credit sales with standard trade receivable terms

(C)	Balance Sheets at December 31, 2017 and at June 30, 2017

	December 31,	June 30,
($ in thousands, except shares)	2017	2017

Assets
Current assets:
Cash and cash equivalents	$15,386	$12,745
Accounts receivable, less allowance of $3,740 and $3,149, respectively	15,472	7,193
Finance receivables, less allowance of $49 and $19, respectively	5,517	11,010
Inventory	11,215	4,586
Prepaid expenses and other current assets	1,941	968
Total current assets	49,531	36,502

Non-current assets:
Finance receivables, less current portion	11,215	8,607
Other assets	1,128	687
Property and equipment, net	12,622	12,111
Deferred income taxes	14,774	27,670
Intangibles, net	30,910	622
Goodwill	64,449	11,492
Total non-current assets	135,098	61,189

Total assets	$184,629	$97,691

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,775	$16,054
Accrued expenses	6,798	4,130
Line of credit, net	—	7,036
Capital lease obligations and current obligations under long-term debt	5,180	3,230
Income taxes payable	6	10
Deferred revenue, current portion	595	—
Deferred gain from sale-leaseback transactions	198	239
Total current liabilities	36,552	30,699

Long-term liabilities:
Revolving credit facility, net	9,936	—
Capital lease obligations and long-term debt, less current portion	23,857	1,061
Accrued expenses, less current portion	65	53
Deferred gain from sale-leaseback transactions, less current portion	49	100
Total long-term liabilities	33,907	1,214

Total liabilities	$70,459	$31,913

Shareholders’ equity:
Preferred stock, no par value, 1,800,000 shares authorized, no shares issued	—	—
Series A convertible preferred stock, 900,000 shares authorized, 445,063 issued and outstanding, with liquidation preferences of $19,109 and $18,775 at December 31, 2017 and June 30, 2017, respectively	3,138	3,138
Common stock, no par value, 640,000,000 shares authorized, 53,619,898 and 40,331,645 shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively	307,053	245,999
Accumulated deficit	(196,021)	(183,359)
Total shareholders’ equity	114,170	65,778
Total liabilities and shareholders’ equity	$184,629	$97,691

(D)	Statements of Cash Flows for the 6 Months Ended December 31, 2017 and December 31, 2016

	Six months ended December 31,
($ in thousands)	2017	2016
OPERATING ACTIVITIES:
Net loss	$(12,729)	$(2,231)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash stock based compensation	1,356	445
Gain on disposal of property and equipment	(83)	(31)
Non-cash interest and amortization of debt discount	86	26
Bad debt expense	291	450
Depreciation and amortization	3,476	2,564
Change in fair value of warrant liabilities	—	1,490
Excess tax benefits	67	—
Deferred income taxes, net	8,537	(115)
Recognition of deferred gain from sale-leaseback transactions	(93)	(430)
Changes in operating assets and liabilities:
Accounts receivable	(5,290)	(2,347)
Finance receivables	7,958	2,119
Inventory	(5,822)	(2,689)
Prepaid expenses and other current assets	(606)	(542)
Accounts payable and accrued expenses	6,950	(3,840)
Income taxes payable	40	(12)
Net cash provided by (used in) operating activities	4,138	(5,143)

INVESTING ACTIVITIES:
Purchase of property and equipment, including rentals	(1,767)	(1,944)
Proceeds from sale of property and equipment, including rentals	157	61
Cash paid for assets acquired from Cantaloupe	(65,181)	—
Net cash used in investing activities	(66,791)	(1,883)

FINANCING ACTIVITIES:
Cash used in retirement of common stock	—	(31)
Proceeds from exercise of common stock warrants	—	6,193
Payment of debt issuance costs	(445)	—
Proceeds from issuance of long-term debt	25,100	—
Proceeds from revolving credit facility	10,000	—
Issuance of common stock in public offering, net	39,888	—
Repayment of capital lease obligations and long-term debt	(9,249)	(374)
Net cash provided by financing activities	65,294	5,788

Net increase (decrease) in cash and cash equivalents	2,641	(1,238)
Cash and cash equivalents at beginning of year	12,745	19,272
Cash and cash equivalents at end of period	$15,386	$18,034

Supplemental disclosures of cash flow information:
Interest paid in cash	$413	$469
Income taxes paid in cash (refund), net	$—	$—
Supplemental disclosures of noncash financing and investing activities:
Equity issued in connection with Cantaloupe Acquisition	$19,810	$—
Equipment and software acquired under capital lease	$227	$272

(E)	Reconciliation of GAAP to Non-GAAP Financial Measures for the 3 Months and 6 Months Ended December 31, 2017 and December 31, 2016

Reconciliation of Net (Loss) Income to Adjusted EBITDA:

	Three months ended December 31,			Six months ended December 31,
($ in thousand)	2017	2016	% Change	2017	2016	% Change
Net (loss) income	$(12,516)	$233	(5472)%	$(12,729)	$(2,231)	471%
Less interest income	(251)	(200)	26%	(331)	(273)	21%
Plus interest expense	494	201	146%	703	413	70%
Plus income tax provision (benefit)	9,073	—	100%	8,605	(115)	(7583)%
Plus depreciation expense	1,515	1,220	24%	2,971	2,477	20%
Plus amortization expense	469	43	991%	520	87	498%
EBITDA	$(1,216)	$1,497	(181)%	$(261)	$358	(173)%

Plus loss on fair value of warrant liabilities	—	—	—	—	1,490	(100)%
Plus stock-based compensation	780	233	235%	1,656	445	272%
Plus litigation related professional fees	—	—	—	—	33	(100)%
Plus integration and acquisition costs	3,358	8	41875%	4,120	109	3680%
Adjustments to EBITDA	4,138	241	1617%	5,776	2,077	178%
Adjusted EBITDA	$2,922	$1,738	68%	$5,515	$2,435	126%

Reconciliation of Operating Loss to Adjusted Operating (Loss) Income:

	Three months ended December 31,			Six months ended December 31,
($ in thousand)	2017	2016	% Change	2017	2016	% Change
Operating (loss) income	$(3,200)	$234	(1468)%	$(3,752)	$(716)	424%
Plus amortization expense	469	43	991%	520	87	498%
Plus integration and acquisition costs	3,358	8	41875%	4,120	109	3680%
Adjusted operating income (loss)	$627	$285	120%	$888	$(520)	(271)%

Reconciliation of Net Loss to Non-GAAP Net (Loss) Income:

	Three months ended December 31,			Six months ended December 31,
($ in thousands, except shares and per share data)	2017	2016	% Change	2017	2016	% Change
Net (loss) income	$(12,516)	$233	(5472)%	$(12,729)	$(2,231)	471%
Non-GAAP adjustments:
Loss on fair value of warrant liabilities	—	—	—	—	1,490	(100)%
Non-cash portion of income tax benefit	9,073	—	—	8,605	(115)	(7583)%
Amortization of intangible assets acquired	469	43	991%	520	87	498%
Stock-based compensation	780	233	235%	1,656	445	272%
Litigation related professional fees	—	—	—	—	33	(100)%
Integration and acquisition costs	3,413	8	42563%	4,175	109	3730%
Non-GAAP net income (loss)	$1,219	$517	136%	$2,227	$(182)	(1324)%

Non-GAAP net income (loss) per common share:
Basic	$0.02	$0.01	82%	$0.04	$(0.00)	(1067)%
Diluted	$0.02	$0.01	82%	$0.04	$(0.00)	(1056)%

Weighted average number of common shares outstanding:
Basic	52,150,106	40,308,934	29%	49,861,735	39,398,469	27%
Diluted	52,795,523	40,730,712	30%	50,443,356	39,398,469	28%

Monica Gould
The Blueshirt Group
Tel: +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese
The Blueshirt Group
Tel: +1 212-331-8417
lindsay@blueshirtgroup.com

Source: USA Technologies, Inc.

F-USAT